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                                                                    EXHIBIT 99.4

                           FORM OF LETTER TO CLIENTS
                               OFFER TO EXCHANGE
                  SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                          FOR ANY AND ALL OUTSTANDING
                  SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                                   ISSUED BY
                          AIRPLANES PASS THROUGH TRUST

To  Our Clients:

     We are enclosing herewith a Prospectus dated    --   , 2001, of Airplanes
Pass Through Trust, Airplanes Limited and Airplanes U.S. Trust (together, "Airplanes Group") and a related Letter of Transmittal (which together constitute the "Exchange Offer") relating to the offer by Airplanes Pass Through Trust to exchange its Subclass A-9 Certificates due March 15, 2019 (the "New Certificates"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding Subclass A-9 Certificates due March 15, 2019 (the "Old Certificates") upon the terms and subject to the conditions set forth in the Exchange Offer.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON    --   , 2001, UNLESS EXTENDED.

     The Exchange Offer is not conditioned upon any minimum number of Old Certificates being tendered.

     We are the participant in the book-entry transfer facility of Old Certificates held by us for your account. A tender of such Old Certificates can be made only by us as the participant in the book-entry transfer facility and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Certificates held by us for your account.

     We request instructions as to whether you wish to tender any or all of any subclass of Old Certificates held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal that are to be made with respect to you as beneficial owner.

     Pursuant to the Letter of Transmittal, each holder of Old Certificates will represent to Airplanes Group that (i) the New Certificates acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Certificates, (ii) the holder of the Old Certificates has no arrangement or understanding with any person to participate in the distribution of such New Certificates, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive New Certificates for its own account in exchange for Old Certificates, the holder is not engaged in and does not intend to participate in a distribution of the New Certificates and
(iv) the holder is not an "affiliate" of Airplanes Group within the meaning of Rule 405 under the Securities Act. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate" of Airplanes Group) that will receive New Certificates for its own account pursuant to the Exchange Offer, we will represent on behalf of such broker-dealer that the Old Certificates to be exchanged for the New Certificates were acquired by it as a result of marketing-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates, such broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                 INSTRUCTION TO


                 BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER OF
                  SUBCLASS A-9 CERTIFICATES DUE MARCH 15, 2019
                                   ISSUED BY
                          AIRPLANES PASS THROUGH TRUST

To  Participant of the
     Book-Entry Transfer Facility

     The undersigned hereby acknowledges receipt of the Prospectus dated
   --   , 2001 (the "Prospectus") of Airplanes Limited and Airplanes U.S. Trust
("Airplanes Group"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute Airplanes Group's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Certificates held by you for the account of the undersigned.

     The aggregate face amount of the Old Certificates held by you for the account of the undersigned is (fill in amount):

     $          of the Subclass A-9 Certificates due March 15, 2019

     With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

     [ ] To TENDER the following subclass of Old Certificates held by you for the account of the undersigned (insert principal amount of Old Certificates to be tendered, (if any):

     $          of the Subclass A-9 Certificates due March 15, 2019

     [ ] NOT to tender any Old Certificates held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Old Certificates held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Certificates acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned has no arrangement or understanding with any person to participate in the distribution of such New Certificates, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Certificates for its own account in exchange for Old Certificates, the undersigned is not engaged in and does not intend to participate in the distribution of such New Certificates and (iv) the undersigned is not an "affiliate" of Airplanes Group within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"). If the undersigned is a broker-dealer (whether or not it is also an "affiliate" of Airplanes Group) that will receive New Certificates for its own account pursuant to the Exchange Offer, it represents that such Old Certificates were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Certificates, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
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                                   SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name(s) (please print):
Address:
Telephone Number:
Taxpayer identification or Social Security Number:
Date: